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                                                                    Exhibit 23.1

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 7, 2002 relating to the financial statements of MitoKor, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California
March 7, 2002